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                                                                   Exhibit 10.18


                        PREMIER RESEARCH WORLDWIDE, LTD.
                               124 S. 15th Street
                      Philadelphia, Pennsylvania 19102-3010


PREMIER, Inc.
4501 Charlotte Park Drive
P. O. Box 668800
Charlotte, North Carolina 28266
Attention:  Charles L. Jacobson, M.D.

Dear Sirs:

This will confirm the following with respect to the Director Stock Option Agreement of Premier Research Worldwide, Ltd., dated as of April 23, 1996 and restated as of November 30, 1996 (the "Option Agreement"), to PREMIER, Inc. on behalf of Connie Woodburn::

1. The Option Agreement is amended to substitute (a) the name "Charles L. Jacobson, M.D." for the name "Connie Woodburn", and (b) the name "Jacobson" for the name "Woodburn" wherever they appear therein.

2. The option exercise price as of the date hereof equals $17 per share.

3. The option will become first exercisable on August 6, 1997 and, unless earlier terminated in accordance with the Option Agreement, terminate on February 7, 2002.

Please confirm your agreement with the foregoing by countersigning the enclosed copy of this letter and returning it to me in the envelope which has been provided.

                                     Very truly yours,

                                     PREMIER RESEARCH WORLDWIDE, LTD.

                                     By:   /s/ Joan Carter
                                           ----------------------------
                                           Joan Carter, Chairman



Accepted and agreed to:
PREMIER, Inc.

By:  /s/ Charles J. Jacobson
     -------------------------------
     Charles J. Jacobson, M.D.,
     Executive Vice President